SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Altovida, Inc.

(Exact name of registrant as specified in its charter)

Nevada	45-2759045
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

BioCity Scotland, Newhouse, Lanarkshire, UK	ML1 5UH
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-176736 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form S-1, as amended, filed with the commission (File No. 333-176736) is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit No.	Description of Exhibit
Exhibit 2.1	Share Exchange Agreement, dated May 2, 2014 (1)
Exhibit 2.2	Lock-up Agreement, dated April 22, 2014 (1)
Exhibit 3.1	Articles of Incorporation of the Registrant (2)
Exhibit 3.2	Bylaws of the Registrant (2)
Exhibit 3.2	Certificate of Amendment (4)
Exhibit 10.1	Promissory Note (1)
Exhibit 10.2	Service Agreement, dated March 1, 2014 (1)
Exhibit 10.3	Service Agreement, dated March 1, 2014 (1)
Exhibit 10.4	Service Agreement, dated March 1, 2014 (1)
Exhibit 10.5	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (3)
Exhibit 10.6	Asset Purchase Agreement (2)

  Incorporated by reference to the Company’s Current Report on Form 8-K filed with the US Securities and Exchange Commission on June 6, 2014.
  Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the US Securities and Exchange Commission on September 8, 2011.
  Incorporated by reference to the Company’s Current Report on Form 8-K filed with the US Securities and Exchange Commission on January 17, 2014.
  Incorporated by reference to the Company’s Current Report on Form 8-K filed with the US Securities and Exchange Commission on November 7, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: December 15, 2014

Altovida, Inc.

By: /s/ Lorna Peers

Lorna Peers

Title: Chief Financial Officer

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